EXHIBIT 4.2

No.

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH

IN THE COMPANY’S PROSPECTUS DATED MAY 8, 2008

(THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE.

COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM

REGISTRAR AND TRANSFER COMPANY, THE SUBSCRIPTION AGENT.

Rights X

FEDERAL TRUST CORPORATION

Incorporated under the laws of the State of Florida

RIGHTS CERTIFICATE

Evidencing Non-Transferable Rights to Purchase Shares of Common Stock

Subscription Price $ XX Per Share

VOID IF NOT EXERCISED ON OR BEFORE THE DATE AND TIME STATED IN THE PROSPECTUS

AND INSTRUCTIONS AS TO THE USE OF RIGHTS CERTIFICATES

REGISTERED OWNER: X

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of Rights set forth above, each of which entitles the owner to subscribe for and purchase shares of the common stock, $0.01 par value per share, of Federal Trust Corporation, a Florida corporation, on the terms and subject to the conditions set forth in the Prospectus and instructions relating hereto on the reverse side hereof and in the Instructions as to the Use of Rights Certificates included in this mailing. The non-transferable Rights represented by this Rights Certificate may be exercised by duly completing Section 1 on the reverse side hereof and returning the full payment of the subscription price for each share of common stock, as described on the reverse side hereof. Special delivery instructions may be specified by completing Section 2 on the reverse side hereof. THE RIGHTS EVIDENCED BY THIS RIGHTS CERTIFICATE ARE NOT TRANSFERABLE AND MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED (INCLUDING A SIGNATURE GUARANTEE, IF APPLICABLE.) This certificate is governed by the law of the State of Florida.

Dated:

President and Chief Executive Officer	Corporate Secretary

DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

By Mail:	By Hand or Overnight Courier:
Registrar and Transfer Company	Registrar and Transfer Company
P.O. Box 645, Cranford, NJ 07016-0645	10 Commerce Drive, Cranford, NJ 07016
Attn: Reorg/Exchange Department	Attn: Reorg/Exchange Department
Phone: (800) 368-5948	Phone: (800) 368-5948

Delivery to an address other than the address listed above will not constitute valid delivery.

Delivery by facsimile will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

SECTION 1

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL SUBSCRIPTION PRIVILEGE OR A PORTION THEREOF:

Basic Subscription Privilege

I exercise		rights	x	XX	=
	(no. of rights)			(ratio)		(number of new shares) (round down to nearest whole share)

I subscribe for                         x    $        XX              =    $

            (number of new shares)      (subscription price)      (amount enclosed)

Over-Subscription Privilege

If you fully exercise your Basic Subscription Privilege and wish to subscribe for additional shares, you may exercise your Over-Subscription Privilege.

STEP 1: Determine the maximum number of available unsubscribed shares:

XX	–		=	shares
(total no. of shares offered less shares to be owned by standby purchasers)		(no. of new shares subscribed above)		(maximum available no. of unsubscribed shares)

STEP 2: Exercise Over-Subscription Privilege (up to the above maximum):

	x	XX	=	$
(no. of your over- subscription shares subscribed)		(subscription price)			(additional amount enclosed)

Total Shares
(sum of Basic plus Over-Subscription Amounts)

Please refer to the Prospectus for purchase and ownership limitations.

Total Amount Enclosed	$
(sum of Basic plus Over-Subscription amounts)

Check the one applicable box:

☐	Bank check or bank draft drawn on a U.S. bank, or postal telegraphic or express money order payable to “Registrar and Transfer Company.”

-or-

☐	Wire transfer directly to the escrow account maintained by Registrar and Transfer Company, personal checks will not be accepted. See the Instructions.

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this offer and I hereby irrevocably subscribe for the total number of shares indicated above on the terms and conditions specified in the Prospectus. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, Federal Trust Corporation may exercise its legal remedies against me.

Signature(s) of Subscriber(s)

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE REVERSE OF THIS RIGHTS CERTIFICATE.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the Instructions.

Name(s):

Capacity (Full Title):

Taxpayer ID # or Social Security #:

Telephone #

SECTION 2

SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS:

(a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OR SIGNATURE(S) SECTION BELOW:

ISSUE COMMON STOCK TO:

(Please Print Name)

(Print Full Address)

(Social Security # or Tax ID #)

(b) To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that shown on the reverse of this certificate. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

SEND COMMON STOCK TO:

(Please Print Name)

(Print Full Address)

(Social Security # or Tax ID #)

SECTION 3

GUARANTEE OF SIGNATURE(S)

YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE SHARES DELIVERED TO ANY ADDRESS OTHER THAN THE REGISTERED HOLDER OR ISSUED IN THE NAME OF ANYONE OTHER THAN THE REGISTERED HOLDER.

Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. These generally include (a) a commercial bank or trust company, (b) a member firm of a domestic stock exchange, or (c) a credit union.

Signature:
(Name of Bank or Firm)

By:
(Signature of Officer)

FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE IN UNITED STATES DOLLARS BY (1) BANK CHECK OR BANK DRAFT DRAWN UPON A UNITED STATES BANK OR POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER PAYABLE TO REGISTRAR AND TRANSFER COMPANY, THE SUBSCRIPTION AGENT.